UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2008

MEMC Electronic Materials, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

501 Pearl Drive (City of O'Fallon) St. Peters, Missouri (Address of principal executive offices)		63376 (Zip Code)

(636) 474-5000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Incentive Awards. On February 1, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of MEMC Electronic Materials, Inc. (the “Company”) authorized the payment of annual incentive (i.e., bonus) awards to each of the Company’s executive officers in respect of the year ended December 31, 2007. The annual incentive awards were made pursuant to the MEMC Cash Incentive Plan Covering Executive Officers. The annual incentive awards were determined based on the Company’s and each executive’s performance during 2007 as measured against performance measures established earlier in 2007. The Compensation Committee approved the following awards to the executive officers that were named in the Company's proxy statement for the Company’s 2007 Annual Meeting (the “Named Executive Officers”), other than Nabeel Gareeb and Thomas Linnen, whose 2007 annual incentive award bonus compensation has not yet been determined as of the date hereof, in the amounts indicated below:

Name and Position	Annual Incentive Award
Kenneth H. Hannah, Senior Vice President and Chief Financial Officer (Principal Financial Officer)	$307,800
John A. Kauffmann, Senior Vice President, Sales and Marketing	$154,909
Shaker Sadasivam, Senior Vice President, Research and Development	$166,801
Sean Hunkler, Senior Vice President, Manufacturing	$150,000
Bradley D. Kohn, Vice President and General Counsel	$104,864

In addition, on February 1, 2008, the Compensation Committee approved a formula for determining the maximum award amounts for 2008 annual incentive awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: February 6, 2008	By:	/s/ Kenneth H. Hannah
Name: Kenneth H. Hannah Title: Senior Vice President and Chief Financial Officer